UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2011, the Board of Directors (the “Board”) of Raptor Pharmaceutical Corp. (the “Company”) approved an amended and restated form of Award Agreement (the “New Award Agreement”) under the Company’s 2010 Stock Incentive Plan, as amended from time to time (the “Plan”).  The New Award Agreement will be used for awards granted on or after September 22, 2011 under the Plan.  The New Award Agreement, subject to the terms of any applicable employment agreement, extends the termination date of the awards granted under the Plan that are vested as of such termination date due to (a) an employee’s or a non-employee director’s retirement at age 62 or older which employee or non-employee director has at least five (5) years of continuous service with the Company prior to such retirement, (b) the termination of a non-employee director’s Board membership for reasons other than for cause or retirement and (c) an employee’s or a non-employee director’s death (during his or her continuous service with the Company or within 90 days’ of such continuous service with the Company) or permanent disability, to eighteen (18) months from the date of termination of continuous service with the Company.

On September 22, 2011 (the “Grant Date”), the Board approved and awarded stock options under the New Award Agreement and in accordance with the Plan to purchase shares of its common stock to Christopher M. Starr, Ph.D., the Company’s Chief Executive Officer and a member of the Board; Kim R. Tsuchimoto, the Company’s Chief Financial Officer, Secretary and Treasurer; Todd C. Zankel, Ph.D., the Company’s Chief Scientific Officer; Thomas E. Daley, President of Raptor Therapeutics Inc., the Company’s wholly-owned subsidiary; Patrice P. Rioux, M.D., Ph.D., the Chief Medical Officer of Raptor Therapeutics Inc.; Marc Patrick Reichenberger, Vice President of Commercial Operations of Raptor Therapeutics Inc; and Kathlene L. Powell, Vice President of Quality of Raptor Therapeutics Inc.  Dr. Starr was granted options to purchase an aggregate of 460,064 shares of the Company’s common stock.  Ms. Tsuchimoto, Dr. Rioux and Mr. Daley were each granted options to purchase an aggregate of 151,488 of the Company’s common stock.  Dr. Zankel was granted options to purchase an aggregate of 116,460 shares of the Company’s common stock.  Mr. Reichenberger was granted options to purchase an aggregate of 110,000 shares of the Company’s common stock.  Ms. Powell was granted options to purchase an aggregate of 85,417 shares of the Company’s common stock.  In addition, Raymond W. Anderson, Richard L. Franklin, M.D., Ph.D., Llew Keltner, M.D, Ph.D., and Erich Sager, each a member of the Board, were each granted (a) an option, exercisable beginning on December 22, 2011, to purchase 30,000 shares of the Company’s common stock, which will vest over a one-year period at twenty-five percent (25%) per quarter beginning on the Grant Date and (b) an option, exercisable beginning on March 22, 2012, to purchase 90,000 shares of the Company’s common stock, which will vest over a four-year period with 6/48ths vesting six months after the Grant Date and the remainder ratably each month thereafter.  Suzanne L. Bruhn, Ph.D.,  Timothy P. Walbert and Vijay B. Samant, also members of the Board, were each granted (a) an option, exercisable beginning on December 22, 2011, to purchase 15,000 shares of the Company’s common stock, which will vest over a one-year period at twenty-five percent (25%) per quarter beginning on the Grant Date and (b) an option, exercisable beginning on March 22, 2012, to purchase 90,000 shares of the Company’s common stock, which will vest over a four-year period with 6/48ths vesting six months after the Grant Date and the remainder ratably each month thereafter.  All of the options have an exercise price of $5.13 and will expire on September 21, 2021.

The foregoing description of the New Award Agreement and the option grants is qualified in its entirety by reference to the Company’s 2010 Stock Incentive Plan, as filed as Exhibit 4.12 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 14, 2010, the 2011 Plan Amendments to the Company’s 2010 Stock Incentive Plan, as filed as Exhibit 4.15 to the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 26, 2011, and the New Award Agreement, a complete copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
10.1	Form of Award Agreement under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: September 28, 2011	By:	/s/ Kim R. Tsuchimoto
	Name: Title:	Kim R. Tsuchimoto Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
10.1	Form of Award Agreement under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	X